SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
________________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  June 16, 2007
(Date of earliest event reported)

________________________________

SINOFRESH HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

________________________________

Florida	0-49764	65-1082270
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

516 Paul Morris Drive
Englewood, Florida 34223
(Address of principal executive offices, zip code)

(941) 681-3100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 1.01.  Entry into a Material Definitive Agreement.
Item 3.02.  Unregistered Sales of Equity Securities.
Item 9.01.  Financial Statements and Exhibits.
Signatures

Item 1.01.   Entry into a Material Definitive Agreement.

Effective June 16, 2007, the Company obtained financing in the total amount of $220,000 through the sale of 18-month Unsecured 10% Convertible Debentures (the “Debentures”) to David Tomlinson, David Killam, Gordon Cantley, Park Financial Group, Raymond Oliver and Thomas Scott.  To the Company’s knowledge, these parties are not security holders of the company at the time of this agreement.  The Debentures are convertible into common shares at prices ranging from $.04 to $.08 per share.  Total shares issuable pursuant to these Debentures is 4,387,500 shares.  Interest is payable annually in arrears in cash.  The Company reserved the right to require conversion of the Debentures and outstanding interest, at any time, if the closing bid price of the Company’s stock equals or exceeds $0.10  for a period of 20 consecutive trading days.  The Company also reserved the right to redeem the Debentures, in whole, at any time or times, on not less than thirteen (13) months after execution of the Agreement, upon payment of one hundred ten percent (110%) of the principal.

Copies of the financing documents are included as exhibits to this report.

Item 3.02.  Unregistered Sales of Equity Securities.

Effective June 16, 2007, the Company sold $220,000 in 18-month Unsecured 10% Convertible Debentures to certain investors, as disclosed under Item 1.01, above, which disclosure is incorporated herein by this reference.  In connection with the financing, the Company paid a commission in the amount of $10,000.  With respect to the offer and sale of such securities, the Company relied upon the exemption provided under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated there under.  The investors confirmed in writing to the Company that they are accredited investors and that they were purchasing the securities for investment purposes only.

Item 9.01.  Financial Statements and Exhibits.

 (c) Exhibits.
10.1           Form of Subscription Agreement
10.2           Form of Debenture Agreement

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINOFRESH HEALTHCARE, INC.

Date: June 20, 2007	By:	/s/ Charles A. Fust
Charles A. Fust
Chief Executive Officer